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                                                                   Exhibit 10.13


                            HUDSON CITY SAVINGS BANK

                            LONG-TERM INCENTIVE PLAN

              Incorporating all amendments through January 14, 1999




                                                  ABRIDGED; DISTRIBUTION:
                                                  -----------------------
                                                     VICE PRESIDENTS
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

1.    PURPOSE OF THE PLAN

      The purpose of the Long-Term Incentive Plan (the "Plan") is to recognize key executives who are able to make substantial contributions to the long-term success and financial strength of Hudson City Savings Bank ("the Bank"). The Plan is designed to reward participants for their efforts to further the Bank's long-term growth. The Plan also is intended to provide a financial incentive which will stimulate key executives to remain with the Bank.

2.    PLAN SUMMARY

      2.1 A long-term incentive plan in which "units" are granted to selected executives (the "Participants").

      2.2 Units have no guaranteed value when granted. Units may be given a minimum value and appreciate over this minimum value in accordance with a Unit Valuation Award Matrix ("Award Matrix") recommended by the Salary Committee (the "Committee") and approved by the Board of Managers (the "Board"). The number of units granted and the frequency of grants will be determined by the Board.

      2.3 The Committee will recommend, for approval by the Board, the performance measures and the performance levels corresponding to such measures for each performance period. The measures for the first performance period (1987-1989) are surplus ratio and growth in total deposits, with the relative value of the performance measures indicated on the Award Matrix.

      2.4 At the end of each three (3) year performance period, the value of units will be determined in accordance with the established Award Matrix. Participants will be paid a cash amount equivalent to the unit value as specified in the award matrix multiplied by the number of units granted, unless the Participant has made a prior election to defer the earned award until retirement.

      2.5 Units will vest to a Participant at the end of each three (3) year performance period. Units not vested are subject to forfeiture in the event the Participant terminates employment, except as provided under Section 8.2.

      2.6 The Plan is authorized for a twelve (12) year period beginning January 1, 1999 and ending December 31, 2010, however, at the end of any three (3) year performance period, the Plan may be amended or terminated by board vote.
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

3.    DEFINITION OF TERMS

      3.1 "Surplus ratio" is defined as the ratio of current surplus to total deposits at the conclusion of the performance period.

      3.2 "Growth in total deposits" is defined as the average annual growth in total deposits, after crediting of dividends, for the designated three (3) year performance period.

4.    ELIGIBILITY

      4.1 Participation in the Plan is limited to employees holding key management positions which have significant and on-going impact on the Bank's long-term growth. In determining the positions to which units may be granted, thy Committee shall take into consideration the duties of the respective positions, their present and potential contribution to the Bank's growth, and such other factors as the Committee deems relevant.

      4.2 Each eligible position will be assigned to an award tier based on organizational relationships and potential contribution. The positions included in the Plan and corresponding tier assignments are:

                           TIER                        POSITION
                           ----                        --------
                            1                     Chief Executive Officer
                            2                     Chief Operating Officer
                            3                     Executive Vice President(s)
                            4                     Senior Vice President(s)
                            5                     First Vice President(s)
                            6                     Vice President(s)

5.    ADMINISTRATION OF THE PLAN

      5.1 Subject to the provisions set forth herein, the Plan shall be administered by the Committee of the Board. Any Committee member who is eligible to participate in the Plan shall not be eligible to vote on matters related to the Plan.
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

      5.2 The Committee shall have the authority to:

            -     Recommend the number of performance units to be granted;

            -     Grant units at the beginning or during any performance period;

            - Approve the valuation of granted units at the conclusion of each performance period;

            - Determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of his/her employment for purposes of the Plan;

            -     Interpret the Plan's provisions;

            - Recommend Plan amendments, as deemed necessary, to the Board for approval; and

            - Make all other determinations necessary and advisable for administration of the Plan.

      5.3 The Committee shall advise the Board of all determinations set forth in Section 5.2. Furthermore, any amendment to the Plan requires prior approval by the Board.

      5.4 A majority of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members.

6.    SIZE OF UNIT GRANTS

      6.1 Each grant under this Plan shall be made in terms of a whole number of performance units.

      6.2 The number of performance units to be granted to each Participant at the start of a performance period will be derived from a calculation based on the Participant's salary as of January 1 of the first year of the performance period, the length of the performance period, the unit value at target level as provided under Section 9.2, and the target competitive level of long-term incentive award opportunity as determined by the Board.

      6.3 Long-term incentive award levels are targeted for each tier and position. Illustrated below is the level for Vice Presidents. [Targeted award levels for other positions are restricted to the Committee plan document.]
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

                                            TARGET LONG-TERM AWARD AS A
     TIER             POSITION            PERCENTAGE OF ANNUAL BASE SALARY
     ----             --------            --------------------------------
      1       Chief Executive Officer                  35%
      2       Chief Operating Officer                  30%
      3       Executive Vice President(s)              25%
      4       Senior Vice President(s)                 20%
      5       First Vice President(s)                  15%
      6       Vice President(s)                        10%

      6.4 An example of a unit award calculation for a Vice President position (Tier 5), assuming a base salary of $55,000. and a unit value of $25 at target, is as follows:

            Step 1:     Calculation of Target Award

                        Salary X Targeted Payout Level X Length of Performance Period = Target Award $55,000 X .10 X 3 = $16,500

            Step 2:     Calculation of Number of Units

                        Target Award / Unit Value at Target = Number of Units Awarded for Performance Period
                        $16,500/$25  =  660 Units

      6.5 For purposes of calculating the initial unit grants for the first performance period of the Plan (1987-1989), Participants' base salaries as of January 1, 1987 will be used.

      6.6 The size of the unit grant awarded to an executive hired or promoted into an eligible position following the commencement of a performance period will be prorated, based on the Participant's then current salary.

      6.7 Unit grants will be awarded during the performance period to a Participant to reflect increases in base salary during the performance period so that the final number of units awarded will reflect the Participant's average salary over the length of the performance period.
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

7.    FREQUENCY OF UNIT GRANTS

      7.1 Units are granted at three (3) year intervals, that is, at the beginning of the Plan's adoption (as of January 1, 1987) and at the beginning of the fourth, seventh, and tenth fiscal years immediately subsequent.

      7.2 Unit grants will be awarded on a pro rata basis during a performance period in the event that a Participant is promoted from one position to a higher position resulting in a change in award tiers.

      7.3 Unit grants will be awarded on a pro rata basis during a performance period, to an executive hired or promoted into an eligible position following the commencement of a performance period.

8.    VESTING

      8.1 Units granted, at the beginning of a performance period or during a performance period, shall vest at the end of the three (3) year performance period except as provided in Sections 8.2 and 8.3.

      8.2 In the event of termination of employment by reason of death, total disability, or retirement, vesting will accelerate for units granted pro rata, based on the period of actual service during the performance period.

      8.3   A Participant who terminates employment other than as indicated in
            Section 8.2 prior to the conclusion of a performance period, will forfeit all rights to receive any awards granted during the current performance period.

      8.4 Prior to the start of a performance period, a Participant may make a written irrevocable election to defer all or a portion of the value of the units granted into an interest-bearing, deferred compensation plan. The Committee may, at its discretion, limit the length of the deferral period.

      8.5 Deferred amounts will accrue interest. Interest will be compounded on the last business day of each quarter at the highest Certificate of Deposit rate paid by the Bank during that quarter.

      8.6 A Participant may petition the Committee in the event that extraordinary circumstances arise subsequent to his/her irrevocable election to defer. If hardship is determined, the Committee may grant a premature distribution to the Participant, prior to the standard distribution at retirement.
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

      8.7 No grant under the Plan, nor any interest in a Participant's account, may be pledged, sold or otherwise transferred to any other person, except as specifically authorized in the Plan.

      8.8 Granted units which are subsequently forfeited prior to vesting will revert to the Bank.

9.    VALUATION OF UNITS

      9.1 At the beginning of each performance period, the Board establishes the threshold, target and maximum levels associated with each performance measure and applicable to each grant. In addition, the Committee establishes an Award Matrix that indicates unit values at various levels of performance.

      9.2 Performance levels and corresponding unit values for the 1987-1989 performance period are:


PERFORMANCE MEASURE          THRESHOLD LEVEL    TARGET LEVEL     MAXIMUM LEVEL
-------------------          ---------------    ------------     -------------
Surplus Ratio                    8.0%              8.5%              9.0%
3-Year Average Annual
    Growth in Deposits           4.0%              6.0%              8.0%
Unit Value                     $  10             $  25             $  50

      9.3 Units have no guaranteed value when granted. Units will be given a minimum value of $10.00 if the stated threshold performance levels associated with the Bank's performance measures (surplus ratio and three (3) year average annual growth in total deposits for the first performance period) are attained at the conclusion of the applicable performance period.

            If the Bank's surplus ratio and/or three (3) year average annual growth in total deposits is below the stated performance threshold, the units will not receive any value. Units may appreciate in value above the minimum value if the Bank's surplus ratio and/or three (3) year average annual growth in total deposits is in excess of the stated performance threshold at the conclusion of the performance period.

      9.4   The appreciated value is calculated as follows:

            (A) Using end-of-year financial results for the Bank, the level of each performance measurement achieved for the three (3) fiscal years designated as the performance period will be determined.
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

            (B) The final unit value will be determined from the Award Matrix approved for the applicable grant.

      9.5 The Award Matrix, based on the 1987-1989 performance measures indicated in Section 9.2, is presented in Exhibit A.

10.   CASHING-IN OF UNITS

      10.1 A lump-sum cash payment shall be made to each Participant for the full value of granted units within four (4) months after the close of the performance period, except to the extent that the value of the granted units shall have been deferred pursuant to Section 8.4.

      10.2 In the event of a change in control of the Bank, resulting in a change in the composition of the Board by twenty percent (20%) or more, caused by a sale, merger, or an initial public offering, the date of the change shall signify the close of a performance period and an immediate vesting of granted but as yet non-vested units.

11.   NOTIFICATIONS

      11.1 The Committee, upon making a grant of performance units, shall notify the employee in writing that he/she is a Participant in the Plan, indicating the number of units granted to the individual, the date of grant, the performance period, the vesting schedule, the performance measurements and the Award Matrix for unit valuation. Notice to the Participant will also include a summary of the Plan.

      11.2 The Committee shall notify each Participant of his/her status with regard to the Plan following each change in the number of units awarded.

      11.3 Following the conclusion of each three (3) year performance period, the Committee shall notify each Participant regarding the final valuation of his/her award.

12.   SALE, MERGER, OR CONVERSION TO PUBLICLY-TRADED STOCK

      12.1 In the event of a change of ownership of the Bank resulting from an initial public offering, sale or merger with another company, all units granted, but not yet vested, will immediately vest to the Participants and the unit value will be calculated using the appropriate performance measures (i.e., surplus ratio and average total deposit growth) as of the date of change of ownership.

      12.2 In the event that the Bank makes an initial public offering and stock is issued, the Board of Managers may at its discretion, authorize a conversion of outstanding performance units (units granted but not yet cashed-in as provided under
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN

            Section 10.1). At such time, the Board would also establish a fixed conversion rate and the date of such conversion for all outstanding units.

13.   GENERAL PROVISIONS

      13.1 If a Participant terminates employment due to permanent disability, death, or retirement, the individual, his/her designated beneficiary, or the estate shall be eligible to receive a pro rata award, based on the period of actual service during the performance period, to be distributed at the conclusion of the performance period. The value of the units shall be calculated in accordance with the established Award Matrix at the conclusion of the performance period.

      13.2 Nothing contained in this Plan shall be construed to limit or effect in any manner or degree the normal and usual powers of management, including the right to terminate the employment of any Participant or employee, or to remove any Participant from the Long-Term Incentive Plan.

      13.3 The judgment of the Committee in administering this Plan shall be final and binding upon all officers and employees of the Bank, whether or not selected as Participants under the terms of this Plan.

      13.4 The Board maintains the sole right to modify and/or discontinue this Plan as it deems necessary. Such modifications and/or termination will not affect the payment of any grants which have been awarded and/or deferred up to the date of change or Plan termination and which are otherwise payable.

      13.5 Nothing in this Plan is intended to be in conflict with existing Internal Revenue Codes, Standard Accounting Principles, or related laws or regulations. Subsequent changes to these laws and regulations will be incorporated into the Plan in order to ensure that it remains in compliance.
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HUDSON CITY SAVINGS BANK
LONG-TERM INCENTIVE PLAN







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